EXHIBIT 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, Richard K. Howe, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2012 of Inuvo, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 21, 2013	/s/ Richard K. Howe
Richard K. Howe, Chief Executive Officer, principal executive officer